EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of September 3, 2020 (the “Agreement”), by and among GLOBAL BOATWORKS HOLDINGS, INC., a Florida corporation (“Purchaser”), R3 SCORE TECHNOLOGIES, INC., a Delaware corporation, (the “Company”), and each of the shareholders of the Company set forth on the signature page hereof (collectively, the “Sellers”).  Each of the Company, Purchaser and each Seller is referred to herein as a “Party” and collectively, as the “Parties”.

WITNESSETH

WHEREAS, the Company has developed data driven scoring designed to unlock new valuable employees and customers globally utilizing a multi-factor algorithm based on 11 factors assessing character, capacity and continuity of choice;

WHEREAS, the Sellers desire to sell to Purchaser and Purchaser desires to purchase from the Sellers, 95% of the outstanding shares of common stock of the Company in exchange for shares of common stock of Purchaser and upon the terms and conditions hereinafter set forth; provided, however, additional Sellers may be added to the Agreement as set forth herein providing for 100% of the outstanding shares of common stock of the Company to be exchanged;

WHEREAS, certain terms used in this Agreement are defined in Article 1; and

WHEREAS, it is intended that the Acquisition shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 and/or a tax free exchange under Section 351 of the Code.

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1.
DEFINITIONS AND INTERPRETATION

1.1

Definitions.  As used in this Agreement, the following terms when capitalized in this Agreement shall have the following meanings:

(a)

 “Affiliates" shall mean, with respect to any Person, any and all other Persons that control, are controlled by, or are under common control with, such Person. For purposes of the foregoing, "control" of a Person shall mean direct or indirect ownership of 50% or more of the securities or other interests of such Person having by their terms ordinary voting power to elect or appoint a majority of the board of directors or others performing similar functions with respect to such Person or possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person.

(b)

“Acquisition” means the Acquisition, at the Closing, of the Shares by Purchaser pursuant to this Agreement;

(c)

“Acquisition Shares” means the 103,307,061 shares of common stock of Purchaser to be issued to the Sellers at the Closings pursuant to the terms of the Acquisition;

(d)

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or breach of, or failure to perform or comply with, any covenant or obligation in or of the Contract in question, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.

(e)

"Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the United States are authorized by law or other governmental action to close;

(f)

“Closing Date” means the day on which all conditions precedent to the completion of the transactions contemplated hereby have been satisfied or waived; provided, however, for accounting purposes only, the Closing Date will be July 1, 2020;

(g)

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h)

"Company Material Contract" shall have the meaning set forth in Section 3.13.

(i)

"Contract" shall mean an agreement, written or oral, between the Company and any other Person which obligates either the Company or such other Person to do or not to do a particular thing.

(j)

“Damage” means any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), fine, penalty, judgment, award, assessment, or diminution of value, whether or not involving a Third-Party Claim.

(k)

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(l)

"ERISA Affiliate" shall mean any entity that would be deemed to be a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(m)

"Environmental Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under (a) any Environmental Law and consisting of or relating to (i) any environmental matters or conditions (including on-site or off-site contamination and environmental regulation of chemical substances or products); (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, out-of-pocket damages and necessary and required response, investigative, remedial, or inspection costs and expenses arising under Environmental Law; (iii) financial responsibility under Environmental Law for clean-up costs or corrective action, including any necessary and required investigation, clean-up, removal, containment, or other remediation or response actions required by Environmental Law and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law; or (b) any common law causes of action, including, but not limited to, negligence, trespass or nuisance, based on violation by the Company of Environmental Laws, releases by the Company of Hazardous Materials or actions or omissions by the Company that expose others to Hazardous Materials. The terms "removal," "remedial," "response action", and "release" shall have the meanings provided for such terms under, and shall include the types of activities covered by, the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

(n)

"Environmental Laws" shall mean all federal, state and local Laws relating to public health, or to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, the Clean Air Act, as amended, CERCLA, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Toxic Substances Control Act, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, any state Laws implementing the foregoing federal Laws, and all other Laws relating to or regulating (i) emissions, discharges, releases, or cleanup of pollutants, contaminants, chemicals, polychlorinated biphenyls (PCB's), oil and gas exploration and production wastes, brine, solid wastes, or toxic or Hazardous Materials or wastes (collectively, the "Polluting Substances"), (ii) the generation, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances, or (iii) environmental conservation or protection. References in this Agreement to Environmental Laws existing or in effect as of a particular date shall include written administrative interpretations and policies then existing or in effect.

(o)

"Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consent or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

(p)

"Governmental or Regulatory Authority" shall mean any federal, state, regional, municipal or local court, legislative, executive, Native American or regulatory authority or agency, board, commission, department or subdivision thereof.

(q)

"Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Company’s facilities or any part thereof into the environment.

(r)

"Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is, or that is likely to become, friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), or (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law.

(s)

"Law" shall mean any federal, state, county, or local laws, statutes, regulations, rules, codes, ordinances, orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental or Regulatory Authority, from time to time.

(t)

"Lien" shall mean any mortgage, deed of trust, pledge, lien, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

(u)

“Material Adverse Effect” shall mean any material adverse effect on the business or financial condition of the Company;

(v)

 “Order” shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

(w)

“Place of Closing” means the offices of Fleming PLLC, or such other place as Purchaser and the Sellers may mutually agree upon;

(x)

"Person" shall mean an individual, partnership, joint venture, trust, corporation, limited liability company or other legal entity or Governmental or Regulatory Authority.

(y)

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or Regulatory Authority or arbitrator.

(z)

“Purchaser Material Adverse Effect” shall mean any material adverse effect on the business or financial condition of Purchaser;

(aa)

“Remedial Action” shall mean any removal, remediation, response, clean up or other corrective action to respond to, remove or otherwise address any Environmental Liability.

(bb)

“Shares” means all of the issued and outstanding shares of common stock of the Company as defined in Section 3.3.

(cc)

"Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, sales, service, service use, license, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental or Regulatory Authority, whether computed on a separate, consolidated, unitary, combined or other basis, and in each case such term shall include any interest, penalties, or additions to tax attributable thereto.

(dd)

"Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and including any return of an affiliated, combined or unitary group.

(ee)

Third Party” means a Person that is not a party to this Agreement.

(ff)

“Third-Party Claim” means any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2

Captions and Section Numbers.  The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3

Section References and Schedules.  Any reference to a particular “Article”, “Section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by number will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4

Severability of Clauses.  If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the Parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2.

THE ACQUISITION

2.1

The Acquisition.  Subject to the terms and conditions set forth in this Agreement and in reliance on the representations, warranties, covenants and conditions herein contained, the Sellers hereby agree to transfer, assign and deliver to Purchaser the Shares in exchange for the Acquisition Shares on the Closing Dates and to transfer to Purchaser on the Closing Dates up to a 100% undivided interest in and to the Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens (other than those that may arise under federal or state securities laws restricting the right to sell or transfer the Shares) with all rights now or thereafter attached thereto.

2.2

Purchase Price; Allocation.  The purchase price for the purchase of the Shares shall be the Acquisition Shares allocated on the basis of 4.303657 Acquisition Shares for each one Share held by Sellers in accordance with Exhibit A attached hereto.

2.3

Adherence with Applicable Securities Laws.  Each of the Sellers agrees that he, she or it is acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to him (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) directly or indirectly unless:

(a)

the sale is to Purchaser;

(b)

the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c)

the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and the Sellers have furnished to Purchaser an opinion of counsel to that effect or such other written opinion as may be reasonably required by Purchaser.

The Sellers acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

2.4

Closing.  The Parties hereto shall use their best efforts to close the transactions contemplated by this Agreement (the “Closing”), by September 10, 2020 pursuant to which the Purchaser will acquire 95% of the Company; provided, however, there may be more than one closing with additional closings occurring no later than September 30, 2020.  Additional Closings will occur pursuant to which the Purchaser will acquire up to 100% of the Company.  Following the initial Closing, additional Sellers may become party to this Agreement.  In connection with an additional Seller becoming a party to this Agreement, such additional Seller shall execute a copy of this Agreement.

2.5

Subsidiary Sale.  Immediately following initial Closing, Purchaser will enter into an agreement with Robert Rowe pursuant to which Purchaser will sell, assign and transfer 100% of the membership interest in Global Boatworks, LLC, a Florida limited liability company (“Global LLC”), in consideration of the assumption of approximately $400,000 in liabilities of Purchaser (the “Subsidiary Sale Agreement”).

2.6

Cash Proceeds.  Concurrent with the initial Closing, the Company will make a cash payment of $250,000 to Purchaser, which will be wired to the escrow account of Fleming PLLC. Robert Rowe, as representative of Purchaser, will direct Fleming PLLC to disburse such amount to existing trade payables and consultants of Purchaser to satisfy the liabilities and engagements set forth on Exhibit B hereto.

2.7.

Company Convertible Notes.

(a)

The Company presently has Convertible Notes in the principal amount of $796,000 outstanding (the “Outstanding Notes”).  Following the Closing, the Company will use its best efforts to cause the holders of the Outstanding Notes to exchange the shares of common stock of the Company received upon conversion of their Outstanding Notes for shares of common stock of the Purchaser in the aggregate amount not to exceed 15,000,000 shares of common stock of the Purchaser (the “Additional Purchaser Shares”).  In the event the Additional Purchaser Shares exceeds 15,000,000, the number of Acquisition Shares received by each Seller will be reduced pro rata and Exhibit A shall be revised accordingly upon the conversion of the Outstanding Notes.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser, that:

3.1

 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (i) own, lease and operate its properties and (ii) carry on the business as currently being conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by the Company, or the conduct of the Company’s business makes it necessary for the Company to qualify to do business as a foreign corporation, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

3.2

Authorization of Agreement.  The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Company Documents”), and to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3

Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.00001 par value per share, 33,520,393 shares of which are issued and outstanding (the “Shares”). All of the Shares are duly authorized, validly issued, fully paid and nonassessable.  There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no preemptive rights with regard to the capital stock of the Company, and no right-of-first refusal or similar rights with regard to such capital stock. Except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of the Company to (i) repurchase, redeem or otherwise acquire any shares of the Company (or any interest therein) or (ii) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (iii) issue or distribute to any person any capital stock of the Company, or (iv) issue or distribute to holders of any of the capital stock of the Company any evidences of indebtedness or assets of the Company. All of the outstanding securities of the Company have been issued and sold by the Company in material compliance with applicable federal and state securities laws.

3.4

Corporate Records.

(a)

The Company has delivered to Purchaser true, correct and complete copies of the certificate of incorporation (certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (certified by the secretary, assistant secretary or other appropriate officer).

(b)

The minute books of the Company previously made available to Purchaser contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company.  The stock certificate books and stock transfer ledgers of the Company previously made available to Purchaser are true, correct and complete.  All stock transfer taxes levied or payable with respect to all transfers of shares of the Company prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

3.5

Conflicts; Consents of Third Parties.

(a)

None of the execution and delivery by the Company or any Seller of this Agreement and the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company or any Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws of the Company; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any  its properties or assets are bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Company or any subsidiary of the Company except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)

No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental or Regulatory Authority is required on the part of any Seller or, the Company in connection with the execution and delivery of this Agreement or the Company Documents, or the compliance by each Seller or the Company as the case may be, with any of the provisions hereof or thereof.

3.6

Financial Statements.

(a)

Purchaser has reviewed copies of the unaudited balance sheets of the Company as at March 31, 2020 and 2019 and the related audited statements of income and of cash flows of the Company for the years ended December 31, 2019 and 2018 and the copies of the unaudited balance sheets of the Company as at June 30, 2020 and the related unaudited statements of income and of cash flows of the Company for the quarter then ended (the “Company Financial Statements”).  Each of the Company Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated.

(b)

For the purposes hereof, the unaudited balance sheet of the Company at March 31, 2020 is referred to as the "Company Balance Sheet" and March 31, 2020 is referred to as the “Company Balance Sheet Date”.

3.7

No Undisclosed Liabilities.  The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Company Balance Sheet or in the notes thereto in accordance with GAAP which was not reflected in, reserved against or otherwise described in the Company Balance Sheet or the notes thereto or which was not incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date.

3.8

Absence of Certain Developments.  Except as expressly contemplated by this Agreement, since the Company Balance Sheet Date:

(a)

there has not been any Material Adverse Effect nor has there occurred any event which is reasonably likely to result in a Material Adverse Effect;

(b)

there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

(c)

there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

(d)

the Company has not awarded or paid any bonuses to employees of the Company except to the extent accrued on the Company Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company);

(e)

there has not been any change by the Company in accounting or Tax reporting principles, methods or policies;

(f)

the Company has not entered into any transaction or Contract other than in the ordinary course consistent with past practice;

(g)

the Company has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Seller or any Affiliate of any Seller;

(h)

the Company has not mortgaged, pledged or subjected to any Lien, any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

(i)

the Company has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, are not material to the Company;

(j)

the Company has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, is not material to the Company;

(k)

the Company has not made or committed to make any capital expenditures or capital additions or improvements in excess of $25,000 individually or $100,000 in the aggregate;

(l)

the Company has not instituted or settled any material legal proceeding; and

(m)

the Company has not agreed to do anything set forth in this Section 3.8.

3.9

Taxes.

(a)

(A) all Tax Returns required to be filed by or on behalf of the Company have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of the Company or in respect of its income, assets or operations have been fully and timely paid, and (C) the Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

(b)

The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

(c)

Purchaser has received complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Company relating to the taxable periods since 2018 and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the Company its income, assets or operations.

(d)

All material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Company have been paid and filed.  No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(e)

All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have the Sellers or the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation.  No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(f)

Neither the Company nor any other Person (including any of the Sellers) on behalf of the Company has ( (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or (C) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(g)

No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of

Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

(h)

The Company is not a foreign person within the meaning of Section 1445 of the Code.

(i)

The Company is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

(j)

There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Purchaser, its Affiliates or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

(k)

The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

(l)

There are no liens as a result of any unpaid Taxes upon any of the assets of the Company.

(m)

The Company has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the code.

3.10

Real Property.  The Company does not own any real property.

3.11

Tangible Personal Property.  The Company does not own or lease any personal property

3.12

Intangible Property.  The Company does not own any patent, trademark, trade name, service mark or copyright

3.13

Company Material Contracts.

The following Contracts of the Company are set forth on Schedule 3.13 (collectively, the "Company Material Contracts"):  (i) Contracts with any Seller or any current officer or director of the Company; (ii) Contracts with any labor union or association representing any employee of the Company; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Company other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) Contracts containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Company of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money in excess of $50,0000; or (ix) any other Contracts, other than leases for real property, which involve the expenditure of more than $100,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof.  There have been made available to Purchaser true and complete copies of all of the Company Material Contracts.  The Company Material Contracts

and other agreements are in full force and effect and are the legal, valid and binding obligations of the Company, enforceable against the parties thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The Company is not in default in any material respect under any Company Material Contracts, nor, to the knowledge of Company, is any other party to any Company Material Contract in default thereunder in any material respect.

3.14

Employee Benefits.

The Company has not entered into any (i) "employee benefit plans", as defined in Section 3(3) ERISA, and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, Purchaser awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Company or to which the Company contributes or is obligated to contribute thereunder with respect to employees of the Company ("Employee Benefit Plans") and (ii) "employee pension plans", as defined in Section 3(2) of ERISA maintained by the Company or any trade or business (whether or not incorporated) which is under control, or which are treated as a single employer, with the Company as an ERISA Affiliate or to which the Company or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans").

3.15

Labor.

(a)

The Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

(b)

No employees of the Company are represented by any labor organization.  No labor organization or group of employees of the Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal.  There is no organizing activity involving the Company pending or, to the knowledge of the Company, threatened by any labor organization or group of employees of the Company.

(c)

There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of any Company, threatened against or involving the Company.  There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of Company, threatened by or on behalf of any employee or group of employees of the Company.

3.16

Litigation.

There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Company, overtly threatened against the Company (or to the knowledge of the Company, pending or threatened, against any of the officers, directors or key employees of the Company with respect to their business activities on behalf of the Company), or to which the Company is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Company is there any reasonable basis for any such action, proceeding, or investigation.  The Company is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.

3.17

Compliance with Laws; Permits. The Company is in compliance with all Laws applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has all governmental permits and approvals from state, federal or local authorities which are required for the Company to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

3.18

Environmental Matters.

(a)

the operations of the Company are in material compliance with all applicable Environmental Laws and all Environmental Permits;

(b)

the Company has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

(c)

the Company is not the subject of any outstanding written order of any Governmental or Regulatory Authority or party to any Contract with any Person respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any release or threatened release of a Hazardous Material or (iv) any Hazardous Activity;

(d)

the Company has not received any written communication alleging that the Company may be in violation of any Environmental Law or any Environmental Permit, or may have any liability under any Environmental Law;

(e)

the Company has no current contingent liability in connection with any Hazardous Activity or release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

(f)

to the Company’s knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company pending or threatened which could lead to the imposition of any liability under any to Environmental Law;

(g)

there is not located at any of the properties of the Company any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and,

(h)

the Company has provided to Purchaser all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Company.

3.19

Insurance.  The Company has all insurance required to operate its business.

3.20

Inventories; Receivables; Payables.

(a)

The inventories of the Company are in good and marketable condition, and are saleable in the ordinary course of business.  Adequate reserves have been reflected in the Company Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

(b)

All accounts receivable of the Company has arisen from bona fide transactions in the ordinary course of business consistent with past practice.  All accounts receivable of the Company reflected on the Company Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.  All accounts receivable arising after the Company Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

(c)

All accounts payable of the Company reflected in the Company Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

3.21

Related Party Transactions.  No Affiliates of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company.  No Affiliate of the Company nor any officer or employee of any of Affiliate of the Company(i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (B) engaged in a business related to the business of the Company, or (C) a participant in any transaction to which the Company is a party or (ii) is a party to any Contract with the Company.

3.22

No Misrepresentation.  No representation or warranty of the Company contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Company to Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

3.23

Financial Advisors.  Except for the broker engaged by the Company and the fees of which the Company shall be solely responsible, no Person has acted, directly or indirectly, as a broker or finder for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

3.24

Guarantees. There are no written guarantees currently in effect heretofore issued by the Company to any bank or other lender in connection with any credit facilities extended by such creditors to the Company in connection with any other contracts or agreements (collectively, the "Guarantees").

3.25

Patriot Act.  The Company certifies that it has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Company hereby acknowledges that Purchaser seeks to comply with all applicable Laws concerning money laundering and related activities.  In furtherance of those efforts, the Company hereby represents, warrants and agrees that:  (i) none of the cash or property owned by the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company has, and this Agreement will not, cause the Company to be in violation of the United States Bank Secrecy Act (the “Bank Secrecy Act”), the United States International Money Laundering Control Act of 1986 (the “Money Laundering Control Act” or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering and Anti-Terrorist Financing Act”).

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers individually represent to Purchaser that:

4.1

Ownership and Transfer of Shares.  Seller is the record and beneficial owner of the Shares indicated as being owned by such Seller on Exhibit A, free and clear of any and all Liens.  Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

4.2

Investors.  Seller represents and warrants to Purchaser that he, she or it is an “accredited investor” as such term is defined under the Securities Act of 1933, as amended.

4.3

Authorization of Agreement.  Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Seller Documents”), and to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.4

Financial Advisors.  No Person has acted, directly or indirectly, as a broker or finder for  the Sellers in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company and the Sellers, that:

5.1

Organization and Good Standing.

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and corporate authority to (i) own, lease and operate its properties, and (ii) carry on its business as currently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by Purchaser, or the conduct of Purchaser’s business makes it necessary for Purchaser to qualify to do business as a foreign corporation, except for those jurisdictions in which the failure to so qualify would not have a Purchaser Material Adverse Effect.

5.2

Authorization of Agreement.

Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on the part of Purchaser.  This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3

Capitalization.

The authorized capital stock of Purchaser consists of: Five Billion, (5,000,000,000), shares of common stock, $0.0001 par value per share, 2,901,291 shares of which are issued and outstanding, and Ten Million, (10,000,000), shares of preferred stock, $0.0001 par value per share, 1,000,000 shares of which are issued and outstanding. All of the shares of Purchaser are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Purchaser or obligating Purchaser to issue or sell any shares of capital stock of, or other equity interests in, Purchaser. There are no preemptive rights with regard to the capital stock of Purchaser, and no right-of-first refusal or similar catch-up rights with regard to such capital stock.  There are no outstanding contractual obligations or other commitments or arrangements of Purchaser to (i) repurchase, redeem or otherwise acquire any  of its capital stock (or any interest therein) or (ii) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (iii) issue or distribute to any person any capital stock of Purchaser, or (iv) issue or distribute to holders of any of the capital stock of Purchaser any evidences of indebtedness or assets of Purchaser. All of the outstanding securities of Purchaser have been issued and sold by Purchaser in full compliance in all respects with applicable federal and state securities laws.

5.4

Subsidiaries.  Except for Global LLC, Purchaser has no subsidiaries.

5.5

Corporate Records.

(a)

Purchaser has delivered to the Company true, correct and complete copies of the certificate of incorporation (certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (certified by the secretary, assistant secretary or other appropriate officer of Purchaser.

(b)

The minute books of Purchaser previously made available to the Sellers contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of Purchaser.  The stock certificate books and stock transfer ledgers of Purchaser previously made available to the Sellers are true, correct and complete.  All stock transfer taxes levied or payable with respect to all transfers of shares of Purchaser prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

5.6

Conflicts; Consents of Third Parties.

(a)

None of the execution and delivery by Purchaser of this Agreement and Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws of Purchaser; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets are bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which Purchaser is bound; or (iv) result in the creation of any Lien upon the properties or assets of Purchaser except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

(b)

No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental or Regulatory Authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement or Purchaser Documents, or the compliance by Purchaser with any of the provisions hereof or thereof, other than the filing of a Current Report on Form 8-K, a Schedule 14f-1 and any applicable Schedule 13D amendments and Forms 4.

5.7

Financial Statements.

(a)

The Company and the Sellers have reviewed copies of the audited balance sheets of Purchaser as at December 31, 2019 and 2018 and the related audited statements of income and of cash flows of Purchaser for the years then ended and the copies of the unaudited balance sheets of Purchaser as at March 31, 2020 and the related unaudited statements of income and of cash flows of Purchaser for such period (collectively, the “Financial Statements”).  Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by Purchaser without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of Purchaser as at the dates and for the periods indicated.

(b)

For the purposes hereof, the unaudited balance sheet of Purchaser at March 31, 2020 is referred to as the "Balance Sheet" and March 31, 2020 is referred to as the “Balance Sheet Date”.

5.8

No Undisclosed Liabilities.  Purchaser has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or which was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

5.9

Absence of Certain Developments.  Except as expressly contemplated by this Agreement, since the Balance Sheet Date:

(a)

there has not been any Purchaser Material Adverse Effect nor has there occurred any event which is reasonably likely to result in a Purchaser Material Adverse Effect;

(b)

there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of Purchaser having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

(c)

there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Purchaser or any repurchase, redemption or other acquisition by Purchaser of any outstanding shares of capital stock or other securities of, or other ownership interest in, Purchaser;

(d)

Purchaser has not (i) awarded or paid any bonuses to any of its employees Purchaser except to the extent accrued on the Balance Sheet; (ii) entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement); (iii) agreed to increase the compensation payable or to become payable by it to any of Purchaser's directors, officers, employees, agents or representatives; or (iv) agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation upon disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of Purchaser);

(e)

there has not been any change by Purchaser in its accounting or Tax reporting principles, methods or policies;

(f)

Purchaser has not entered into any transaction or Contract other than in the ordinary course consistent with past practice;

(g)

Purchaser has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any of its Affiliate;

(h)

Purchaser has not mortgaged, pledged or subjected to any Lien, any of its capital stock or assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of its assets Purchaser, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

(i)

Purchaser has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to Purchaser;

(j)

Purchaser has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to Purchaser;

(k)

Purchaser has not made or committed to make any capital expenditures or capital additions or improvements in excess of $25,000 individually or $100,000 in the aggregate;

(l)

Purchaser has not instituted or settled any material legal proceeding

(m)

 Purchaser has not amended its charter, by-laws or other organizational documents;

(n)

 Purchaser has not caused a split, combination or reclassification of any shares of its capital stock;

(o)

 Purchaser has not issued, sold or other disposition of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(p)

 Purchaser has not made any material change in its cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(q)

 Purchaser has not incurred, assumed or guaranteed any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(r)

 there has been no entry into a new line of business or abandonment or discontinuance of existing lines of business by Purchaser;

(s)

 there has been no by adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(t)

 Purchaser has not acquired by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(u)

 there has been no action by Purchaser to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any post-closing Tax period; or

(v)

Purchaser has not agreed to do anything set forth in this Section 5.09.

5.10

Taxes. Except for the Tax Return required for the year ended December 31, 2019:

(a)

(A) all Tax Returns required to be filed by or on behalf of Purchaser have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of Purchaser or in respect of its income, assets or operations have been fully and timely paid, and (C) Purchaser has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

(b)

Purchaser has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

(c)

The Sellers have received complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of Purchaser relating to the taxable periods since 2018 and (B) any audit report issued within the last three years relating to Taxes due from or with respect to Purchaser its income, assets or operations.

(d)

All material types of Taxes paid and material types of Tax Returns filed by or on behalf of Purchaser have been paid and filed.  No claim has been made by a taxing authority in a jurisdiction where Purchaser does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(e)

All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including Purchaser have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has Purchaser received any notice from any taxing authority that it intends to conduct such an audit or investigation.  No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(f)

Neither Purchaser nor any other Person on behalf of Purchaser has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Purchaser, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Purchaser or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Purchaser, (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Purchaser, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(g)

No property owned by Purchaser is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

(h)

Purchaser is not a foreign person within the meaning of Section 1445 of the Code.  Purchaser is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A) of the Code.

(i)

Purchaser is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

(j)

There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company, its Affiliates or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

(k)

Purchaser is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

(l)

There are no liens as a result of any unpaid Taxes upon any of the assets of Purchaser.

(m)

Purchaser has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the code.

(n)

Purchaser has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax Purposes.  Purchaser has no liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(o)

Purchaser has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(p)

Purchaser is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(q)

There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of Purchaser under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law).

(r)

Purchaser has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8.  Purchaser has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

5.11

Real Property.  Purchaser does not own or lease any real property.

5.12

Tangible Personal Property.  Purchaser does not own or lease any personal property.

5.13

Intangible Property.  Except for intangible personal property held by Global LLC, Purchaser does not own any patent, trademark, trade name, service mark or copyright

5.14

Material Contracts.

The below material contracts are set forth in Purchaser’s filings with the Securities and Exchange Commission (collectively, the "Purchaser Material Contracts"):  (i) Contracts with current officer or director of Purchaser; (ii) Contracts with any labor union or association representing any employee of Purchaser; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of Purchaser other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) Contracts containing covenants of Purchaser not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Purchaser in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by Purchaser of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money in excess of $10,000;  (ix) any other Contracts, other than real property leases, which involve the expenditure of more than $100,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof; (x) Contract involving aggregate consideration in excess of $10,000 and which, in each case, cannot be cancelled by Purchaser without penalty or without more than 90 days' notice; (xi) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which Purchaser is a party; (xii) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than 90 days' notice; except for Contracts relating to trade receivables; (xiii) all Contracts relating to indebtedness (including, without limitation, guarantees) of Purchaser; and (xiv) all Contracts with any Governmental or Regulatory Authority to which Purchaser is a party  There have been made available to the Sellers and their representatives true and complete copies of all of Purchaser Material Contracts.  Except as set forth on Schedule 5.14, all of Purchaser Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  Except as set forth on Schedule 5.14, Purchaser is not in default in any material respect under any Purchaser Material Contract, nor, to the knowledge of Purchaser, is any other party to any Material Contract in default thereunder in any material respect.

5.15

Employee Benefits.

Purchaser has not entered into any (i) Employee Benefit Plans or (ii) Pension Plans.

5.16

Employment; Labor.

(a)

(a)

Section 5.16 of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of Purchaser as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v)

commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Section 5.16 of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation Purchaser payable to all employees, independent contractors or consultants of for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of Purchaser with respect to any compensation, commissions, bonuses or fees.

(b)

Purchaser is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. All individuals characterized and treated by Purchaser as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of Purchaser classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. Purchaser is in compliance with and has complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations. There are no Actions against Purchaser pending, or to Purchaser’s Knowledge, threatened to be brought or filed, by or with any Governmental or Regulatory Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of Purchaser, including, without limitation, any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws.

(c)

Purchaser is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to the employees of Purchaser.

(d)

No employees of Purchaser are represented by any labor organization.  No labor organization or group of employees of Purchaser has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of Purchaser, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal.  There is no organizing activity involving Purchaser pending or, to the knowledge of Purchaser, threatened by any labor organization or group of employees of Purchaser.

(e)

There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of Purchaser, threatened against or involving Purchaser.  There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of Purchaser, threatened by or on behalf of any employee or group of employees of Purchaser.

5.17

Litigation.

There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of Purchaser, overtly threatened against Purchaser (or to the knowledge of Purchaser, pending or threatened, against any of the officers, directors or key employees of Purchaser with respect to their business activities on behalf of Purchaser), or to which Purchaser is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality which, if adversely determined, would have a Purchaser Material Adverse Effect; nor to the knowledge of Purchaser is there any reasonable basis for any such action, proceeding, or investigation.  Purchaser is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Purchaser Material Adverse Effect and Purchaser is not engaged in any legal action to recover monies due it or for damages sustained by it.

5.18

Compliance with Laws; Permits.

Purchaser is in compliance with all Laws applicable to Purchaser the conduct of the business or operations of Purchaser or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.  Purchaser has all governmental permits and approvals from state, federal or local authorities which are required for Purchaser to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

5.19

Environmental Matters.

(a)

the operations of Purchaser are in compliance with all applicable Environmental Laws and all Environmental Permits;

(b)

Purchaser has obtained all permits required under all applicable Environmental Laws to operate its business;

(c)

Purchaser is not the subject of any outstanding written order of Governmental or Regulatory Authority or party to any contract with any Person respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any release or threatened release of a Hazardous Material or (iv) any Hazardous Activity;

(d)

Purchaser has not received any written communication alleging that Purchaser may be in violation of any Environmental Law, or any Environmental Permit, or may have any liability under any Environmental Law;

(e)

Purchaser has no current contingent liability in connection with any Hazardous Activity or release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

(f)

to Purchaser’s knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of Purchaser pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

(g)

there is not located at any of the properties of Purchaser any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and,

(h)

Purchaser has provided to the Sellers all audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of Purchaser which relate to environmental matters.

5.20

Insurance.  Purchaser does not carry any insurance of any kind or nature.

5.21

Inventories; Receivables; Payables.

(a)

The inventories of Purchaser are in good and marketable condition, and are saleable in the ordinary course of business.  Adequate reserves have been reflected in the Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

(b)

All accounts receivable of Purchaser have arisen from bona fide transactions in the ordinary course of business consistent with past practice.  All accounts receivable of Purchaser reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.  All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

(c)

All accounts payable of Purchaser reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have not been paid or are not yet due and payable.

5.22

Related Party Transactions.  Except as disclosed in Purchaser’s filings with the SEC, no Affiliates of Purchaser has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to Purchaser.  Except as disclosed in Purchaser’s filings with the SEC, no Affiliate of Purchaser nor any officer or employee of any Affiliate of Purchaser (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Purchaser, (B) engaged in a business related to the business of Purchaser, or (C) a participant in any transaction to which Purchaser is a party or (ii) is a party to any Contract with Purchaser.

5.23

The Acquisition does not require registration by SEC under the Securities Act or any other applicable state or federal securities laws (collectively, “Securities Laws”) and the transfer of Acquisition Shares to the Sellers pursuant to this Agreement shall be in full compliance with all Securities Laws.

5.24

No Misrepresentation.  No representation or warranty of Purchaser contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by Purchaser to the Company or the Sellers pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

5.25

Financial Advisors.  No Person has acted, directly or indirectly, as a broker or finder for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

5.26

Guarantees. There are no written guarantees currently in effect heretofore issued by Purchaser to any bank or other lender in connection with any credit facilities extended by such creditors to Purchaser in connection with any other contracts or agreements (collectively, the "Guarantees").

5.27

Patriot Act.  Purchaser certifies that it has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  Purchaser hereby acknowledges that the Sellers and the Company seek to comply with all applicable Laws concerning money laundering and related activities.  In furtherance of those efforts, Purchaser hereby represents, warrants and agrees that:  (i) none of the cash or property owned by Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Purchaser has, and this Agreement will not, cause Purchaser to be in violation of the Bank Secrecy Act, the Money Laundering Control Act, or the Money Laundering and Anti-Terrorist Financing Act.

5.28

Trading Status.  Purchaser’s common stock is traded on the OTC Markets (“OTCMKTS”) under the trading symbol “GBBT”.  Purchaser has taken no action designed to, or likely to have the effect of, terminating the registration of the common stocks under the 1934 Act or removal from quotation of the Common Stock from the OTCMKTS, nor has Purchaser received any notification that the SEC, the OTCMKTS or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or quotation.

5.29

Reporting Status.  Purchaser is a reporting issuer under Section 12(g) of the Securities Exchange Act of 1934 (the “34 Act”).  Purchaser is now, and as of the Closing will be, current in its filings and will have filed all of the filings required to have been made in the previous twelve months.5.30  Investment Intention.  Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, amended (the "Securities Act") thereof.  Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

5.31

Acquisition Shares. The Acquisition Shares issuable pursuant to this Agreement, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any Liens, except that such Acquisition Shares will be "restricted securities", as such term is defined in the rules and regulations of the SEC promulgated under the Securities Act, and will be subject to restrictions on transfers pursuant to such rules and regulations.

ARTICLE 6.
COVENANTS

6.1

Access to Information.

(a)

The Company agrees that, prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as it reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company shall cooperate fully therein.  No investigation by Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers or the Company contained in this Agreement or the Company Documents.  In order that Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company, the Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company to cooperate fully with such representatives in connection with such review and examination.

(b)

Purchaser agrees that, prior to the Closing Date, the Company shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of Purchaser and such examination of the books, records and financial condition of Purchaser as it reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and Purchaser shall cooperate fully therein.  No investigation by the Company prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of Purchaser contained in this Agreement or the Purchaser Documents.  In order that the Company may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of Purchaser, Purchaser shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Purchaser to cooperate fully with such representatives in connection with such review and examination.

6.2

Conduct of Business Pending the Closing.

(a)

Except as otherwise expressly contemplated by this Agreement or with the prior written consent of Purchaser, the Company shall:

(i)

conduct the businesses of the Company only in the ordinary course consistent with past practice;

(ii)

use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (B) preserve its present relationship with Persons having business dealings with the Company;

(iii)

maintain (A) all of the assets and properties of the Company in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv)

(A) maintain the books, accounts and records of the Company in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company in all material aspects; and

(v)

comply in all material respects with applicable laws, including, without limitation, Environmental Laws.

(b)

Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Company, Purchaser shall not:

(i)

declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of Purchaser or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, Purchaser;

(ii)

transfer, issue, sell or dispose of any shares of capital stock or other securities of Purchaser or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of Purchaser;

(iii)

effect any recapitalization, reclassification, stock split or like change in the capitalization of Purchaser;

(iv) amend the certificate of incorporation or by-laws of Purchaser;

(v)

(A) materially increase the annual level of compensation of any employee of Purchaser, (B) increase the annual level of compensation payable or to become payable by Purchaser to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of Purchaser or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which Purchaser is a party or involving a director, officer or employee of Purchaser in his or her capacity as a director, officer or employee of Purchaser;

(vi)

subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of Purchaser;

(vii)

acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of Purchaser;

(vii) cancel or compromise any debt or claim or waive or release any material right of Purchaser except in the ordinary course of business;

(viii) enter into any commitment for capital expenditures by Purchaser;

(ix)

enter into, modify or terminate any labor or collective bargaining agreement of Purchaser or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to Purchaser;

(x) to enter into any transaction or to make or enter into any Contract;

(xi)

to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

(xii)

to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any Affiliate; or

(xiii) agree to do anything prohibited by this Section 6.2(b) or anything which would make any of the representations and warranties of Purchaser in this Agreement untrue or incorrect in any material respect.

6.3

Consents.  Each of the Company and Purchaser shall use its best efforts, and shall cooperate with the other Party, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement.

6.4

Other Actions.  The Company and Purchaser shall use their best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.5

 Post-Closing Period.  The Parties agree that following the Closing Date for a period of 12 months (the “Post-Closing Period”), Purchaser will not declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine (including a reverse stock split) or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock.  During the Post Closing Period, the Sellers agree that they will not vote the Acquisition Shares in support of any of the aforementioned matters.

ARTICLE 7

TAX MATTERS

7.1

Tax Free Exchange of Shares.  It is the intention of Purchaser, the Company, and the Sellers that this stock for stock acquisition proceed as a tax free transaction under §368(a)(1)(B) of the Code (the “Intended Tax Treatment”).  For U.S. federal income tax purposes, the exchange of the Shares for the Acquisition Shares is intended to constitute a “reorganization” within the meaning of §368(a)(1)(B) of the Code.  Purchaser, the Company, and the Sellers hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations §§1.368-2(g) and 1.368-3(a).  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the exchange of the Shares for the Acquisition Shares as a reorganization under §368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing has or may have on any such reorganization status.  The Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including, without limitation, any liabilities arising from adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under §368 of the Code.  Each of Purchaser, the Company, and the Sellers agree to report this transaction for all U.S. federal income tax purposes consistently with the Intended Tax Treatment, shall not take any actions that is inconsistent with the Intended Tax Treatment and will make all Tax filings with U.S. Internal Revenue Service as are required to be made in connection with the Intended Tax Treatment.

7.2

Alternative Tax Free Acquisition.  In the alternative, should the Acquisition not qualify as tax free under Code §368(a)(1)(B), then it is the intention of Purchaser, the Company, and the Sellers that the Acquisition provides for a tax free exchange between Purchaser, the Company, and the Sellers under Code §351 and this Agreement shall be construed to accomplish that result.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the exchange of the Shares for the Acquisition Shares as tax free under 351 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing has or may have on any such status.  The Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including, without limitation, any liabilities arising from adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as tax free under Code §351.

ARTICLE 8

CONDITIONS TO CLOSING

8.1

Conditions Precedent to Obligations of Purchaser.

The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable law):

(a)

all representations and warranties of the Company and the Sellers contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Company and the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, on the date hereof and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(b)

the Company and the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

(c)

Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to Purchaser) executed by an officer of the Company certifying as to the fulfillment of the conditions specified in Sections 7.1(a) and 7.2(b) hereof;

(d)

there shall not have been or occurred any Company Material Adverse Effect in the business or operations of the Company; and

(e)

no legal proceedings shall have been instituted or threatened or claim or demand made against the Sellers or the Company, or Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

8.2

Conditions Precedent to Obligations of the Sellers.

The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable law):

(a)

all representations and warranties of Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, as of the date hereof and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(b)

Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c)

the Sellers shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by an Officer of Purchaser certifying as to the fulfillment of the conditions specified in Sections7.20 and (a) hereof;

(d)

there shall not be in effect any Order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(e)

the Sellers shall have obtained all consents and waivers referred to in Section 5.6(b) hereof, in a form reasonably satisfactory to Purchaser, with respect to the transactions contemplated by this Agreement and the Company Documents; and

(f)

all officers and members of the Board of Directors of Purchaser shall have provided an undated resignation and shall have appointed the designees of the Sellers as members of the Board of Directors.

ARTICLE 9.

TERMINATION

9.1

Material Change in the Business of Company.  Simultaneous execution and closing, if any material loss or damage to the Company business occurs prior to Closing and such loss or damage, in Purchaser's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Purchaser shall, within two (2) days following any such loss or damage, by notice in writing to the Company, at its option, either:

(a)

terminate this Agreement, in which case no Party will be under any further obligation to any other Party; or

(b)

elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Purchaser's obligations to carry out the transactions contemplated hereby, be vested in the Company or otherwise adequately secured to the satisfaction of Purchaser on or before the Closing Date.

9.2

Material Change in Purchaser’s Business.  If any material loss or damage to Purchaser business occurs prior to Closing and such loss or damage, in Company’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Company shall, within two (2) days following any such loss or damage, by notice in writing to Purchaser, at its option, either:

(a)

terminate this Agreement, in which case no Party will be under any further obligation to any other Party; or

(b)

elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Company's obligations to carry out the transactions contemplated hereby, be vested in Purchaser or otherwise adequately secured to the satisfaction of Company on or before the Closing Date.

ARTICLE 10.

DOCUMENTS TO BE DELIVERED

10.1

Documents to be Delivered by the Company and the Sellers.

At the Closing, the Company and the Sellers shall deliver, or cause to be delivered, to Purchaser the following:

(a)

the certificates referred to in Section 8.1(c) hereof;

(b)

a certificate of good standing with respect to the Company issued by the Secretary of the State of Delaware;

(c)

The Subsidiary Sale Agreement to be held in escrow by Purchaser pending Closing; and

(d)

such other documents as Purchaser shall reasonably request.

10.2

Documents to be Delivered by Purchaser.

At the Closing, Purchaser shall deliver to the Sellers the following:

(a)

the Acquisition Shares;

(b)

the certificates referred to in Section 8.2(c) hereof;

(c)

copies of all consents and waivers referred to in Section 8.2(e) hereof;

(d)

certificates of good standing with respect to Purchaser issued by the Secretary of the State of the Florida;

(e)

resignation of the officers of Purchaser effective as of the Closing Date and resignation of the sole member of the Board of Directors of Purchaser, to be effective 10 days after the mailing of the Schedule 14f-1 to the shareholders of Purchaser;

(f)

resolution of the Board of Directors appointing Laurin N. Leonard as a director of Purchaser, and as the Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Purchaser; and

(g)

such other documents as the Sellers shall reasonably request.

ARTICLE 11.

POST-CLOSING MATTERS

11.1

Within four business day of the Closing, Purchaser and the Company agree to use all their best efforts to:

(a)

issue a news release reporting the Acquisition;

(b)

file a Form 8-K with the SEC disclosing the terms of this Agreement with audited and unaudited financial statements of the Company as well as any required pro forma financial information or other information of the Company and Purchaser as required by the rules and regulations of the SEC to be filed by [amendment to the Form 8-K];

(c)

file with the SEC a report on Form 14f1 disclosing the change in control of Purchaser and, 10 days after such filing accept the resignation of Robert Rowe as a director of Purchaser; and

(d)

within one business day of the Closing, Purchaser and Robert Rowe will enter into and close the Subsidiary Sale Agreement.

ARTICLE 12.

SURVIVIAL AND INDEMNIFICATION

12.1

Survival of Representations and Warranties; Remedies.

(a)

Except as set forth in this Section 12.1, the representations and warranties contained in this Agreement or in any certificate delivered in connection herewith will survive the Closing until the eighteen (18) month anniversary of the Closing Dat.  The covenants and agreements contained herein to be performed or complied with at or after the Closing will survive without limitation as to time (except as provided in such covenant or agreement).

(b)

The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

12.2

Purchaser Shareholder Indemnity.  Subject to the terms and conditions of this Article 12, each shareholder of Purchaser listed on Exhibit C attached hereto (collectively, the “Purchaser Shareholders”) shall, jointly and severally, indemnify, defend and hold harmless the Company, the Sellers and their respective owners, directors, officers, agents, attorneys and Affiliates (collectively, the “Company Indemnified Persons”) from and against, and shall pay to the Company Indemnified Persons the amount of, or reimburse the Company Indemnified Persons for, any Damage that any Company Indemnified Person may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a)

any Breach of any representation or warranty made by Purchaser in this Agreement as of the date of this Agreement or any certificate delivered by Seller in accordance with this Agreement;

(b)

any Breach of any representation or warranty made by Purchaser in this Agreement as if such representation or warranty were made on and as of the Closing Date s;

(c)

any Breach of any covenant or obligation of Purchaser in this Agreement or in any certificate, document, or other writing delivered by Purchaser pursuant to this Agreement;

(d)

 (i) any Taxes of Purchaser relating to periods on or prior to the Closing Date, and (ii) any liability of Purchaser for Taxes of any other Person, as a transferee or successor, by contract or otherwise;

(e)

Any claim for accrued but unpaid compensation, severance pay, vacation pay, sick pay, or any other remuneration owed for time periods on and prior to the Closing Date;

(f)

Any obligation or liability under or related to any Purchaser Employee Benefit Plan or Pension Plan or the termination of or failure to properly terminate such any Purchaser Employee Benefit Plan or Pension Plan;

(h)

Any claim arising out of or relating to the employment or termination of employees by Purchaser on or before the Closing Date or in connection with the Acquisition or brought by or on behalf of employees arising out of or attributable to events occurring on or before the Closing Date;

(i)

Any claim or liability based upon, resulting from, or arising out of the business, operations, properties, assets, or obligations of Purchaser, or any of Purchaser’s Affiliates conducted, existing, or arising on or prior to the Closing Date, whether any such claim or liability is asserted before or after the Closing;

(j)

Any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Purchaser (or any Person acting on its behalf) in connection with the Acquisition; or

(k)

Any liability or claim arising out of or relating to Purchaser’s prior indebtedness.

12.3

The Company’s Indemnity.  Subject to the terms and conditions of this Article 12, the Company shall indemnify, defend and hold harmless the Purchaser Shareholders and their respective owners, officers, managers, agents, attorneys and Affiliates (collectively, the “Shareholder Indemnified Persons” and together with the Company Indemnified Persons, the

“Indemnified Persons”) from and against, and shall pay to Shareholder Indemnified Persons the amount of, or reimburse the Shareholder Indemnified Persons for, any Damage that any Shareholder Indemnified Person may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a)

any Breach of any representation or warranty made by the Company or the Sellers in this Agreement or any certificate delivered by the Company in accordance with this Agreement;

(b)

any Breach of any covenant or obligation of the Company or the Sellers in this Agreement or in any certificate, document, or other writing delivered by the Company pursuant to this Agreement; or

(c)

Any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company (or any Person acting on its behalf) in connection with the Acquisition.

12.4

Certain Limitations.  The indemnification provided for in Sections 12.02 and 12.03 shall be subject to the following limitations:

(a)

The Purchaser Shareholders shall not be liable to the Company Indemnified Persons for a Purchaser Representation Breach until the aggregate amount of all Damages thereof exceeds $50,000 (the “Basket”).

(b)

The aggregate amount of all Damages for which the Purchaser Shareholders shall be required to indemnify, defend and hold harmless the Company Indemnified Persons hereunder for Purchaser Breaches  shall in no event exceed $250,000 (the “Cap”).

(c)

The Company shall not be liable to the Purchaser Indemnified Persons for indemnification under Section 12.3 until the aggregate amount of all Damages in respect of indemnification under Section 12.3 exceeds the Basket. The aggregate amount of all Damages for which the Company shall be liable pursuant to Section 12.03 shall not exceed the Cap, except for Company Breaches relating to Sections 3.9 or 3.14.

12.5

Third-Party Claims.

(a)

A Person benefited by Section 12.2 or Section 12.3 shall give notice of the assertion of a Third-Party Claim to Seller or Purchaser (an “Indemnifying Person”), as the case may be; provided, however, that no failure or delay on the part of an Indemnified Person in notifying an Indemnifying Person will relieve the Indemnifying Person from any obligation under this Article 12 except to the extent that the failure or delay materially prejudices the defense of the Third-Party Claim by the Indemnifying Person.

(b)

Except as provided in Section 12.5(c), the Indemnifying Person may elect to assume the defense of the Third-Party Claim with counsel satisfactory to the Indemnified Person by (i) giving notice to the Indemnified Person of its election to assume the defense of the Third-Party Claim and (ii) giving the Indemnified Person evidence acceptable to the Indemnified Person that the Indemnifying Person has adequate financial resources to defend against the Third-Party Claim and fulfill its obligations under this Article 12, in each case no later than 10 days after the Indemnified Person gives notice of the assertion of a Third-Party Claim under Section 12.5(a).

(i)

If the Indemnifying Person elects to assume the defense of a Third-Party Claim:

(A)

it shall diligently conduct the defense and, so long as it diligently conducts the defense, shall not be liable to the Indemnified Person for any Indemnified Person’s fees or expenses subsequently incurred in connection with the defense of the Third-Party Claim other than reasonable costs of investigation;

(B)

the election will conclusively establish for purposes of this Agreement that the Indemnified Person is entitled to relief under this Agreement for any Damage arising, directly or indirectly, from or in connection with the Third-Party Claim (subject to the provisions of Section 12.4);

(C)

no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (I) there is no finding or admission of any violation by the Indemnified Person of any Applicable Legal Requirement or any rights of any Person, (II) the Indemnified Person receives a full release of and from any other claims that may be made against the Indemnified Person by the Third Party bringing the Third-Party Claim, and (III) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and

(D)

the Indemnifying Person shall have no liability with respect to any compromise or settlement of such claims effected without its consent.

(ii)

If the Indemnifying Person does not assume the defense of a Third-Party Claim in the manner and within the period provided in Section 12.5(b), or if the Indemnifying Person does not diligently conduct the defense of a Third-Party Claim, the Indemnified Person may conduct the defense of the Third-Party Claim at the expense of the Indemnifying Person and the Indemnifying Person shall be bound by any determination resulting from such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

(c)

Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or any of its Affiliates other than as a result of monetary damages for which it would be entitled to relief under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Third-Party Claim.

(d)

The Parties consent to the nonexclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of determining any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein.

(e)

With respect to any Third-Party Claim subject to this Article 12:

(i)

any Indemnified Person and any Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceeding at all stages thereof where such Person is not represented by its own counsel; and

(ii)

both the Indemnified Person and the Indemnifying Person, as the case may be, shall render to each other such assistance as they may reasonably require of each other and shall cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(f)

With respect to any Third-Party Claim subject to this Article 12, the Parties shall cooperate in a manner to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges.  In connection therewith, each party agrees that:

(i)

it shall use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure); and

(ii)

all communications between any Party and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

(g)

Any claim under this Article 12 for any matter involving a Third-Party Claim shall be indemnified, paid, or reimbursed promptly.  If the Indemnified Person shall for any reason assume the defense of a Third-Party Claim, the Indemnifying Person shall reimburse the Indemnified Person on a monthly basis for the costs of investigation and the reasonable fees and expenses of counsel retained by the Indemnified Person.

12.6

Other Claims.  A claim under this Article 12 for any matter not involving a Third-Party Claim may be made by notice to Seller or Purchaser, as the case may be, and shall be indemnified, paid, or reimbursed promptly after such notice.

12.7

Exclusive Remedy.  If the Closing occurs, the indemnification provided in this Article 12 will be the sole and exclusive legal remedy for any inaccuracy of any representation or warranty, or the Breach or default of or under any covenant or agreement, made by any Party in this Agreement, and no party may seek any other legal remedy (whether under Securities Laws or otherwise) that might otherwise be available to such Party; provided, however, that nothing in this Article 12 will preclude any Party from seeking any legal remedy available to such Party for any such inaccuracy, Breach or default that constitutes fraud on the part of any other Party; and provided further, however, that nothing in this Article 12 will preclude any Party from seeking any equitable remedy available to such Party for any such inaccuracy, Breach or default or for any failure by any other Party to comply with any of the covenants or agreements of such other Party contained herein to be performed or complied with after the Closing.

ARTICLE 13.

GENERAL PROVISIONS

13.1

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally sent by courier or mailed by certified mail, return receipt requested, to the Parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a Party may have specified by notice given to the other Parties pursuant to this provision):

If to Purchaser to:

GLOBAL BOATWORKS HOLDINGS, INC.

2637 Atlantic Blvd. #134

Pompano Beach, FL 33062

If to Company or Sellers to:

R3 SCORE TECHNOLOGIES, INC.

1707 N Charles Street,

Suite 200A

Baltimore, MD 21201

With a copy to:

BurgherGray LLP

1350 Broadway, Suite 406

New York, NY 10018

Attn:  Gopal Burgher

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt, and (iii) if delivered by courier to the address as provided for in this Section, be deemed given on the earlier of the second Business Day following the date sent by such courier or upon receipt.

13.2

[Reserved].

13.3

Expenses.   Except as otherwise provided in this Agreement, the Company and Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

13.4

[Reserved]

13.5

Further Assurances.  The Sellers, the Company and Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

13.6

Submission to Jurisdiction; Consent to Service of Process.

(a)

The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of  New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)

Each of the Parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 12.6.

13.7

Entire Agreement; Amendments and Waivers.  This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

13.8

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.11

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

13.12

Counterparts.  This Agreement may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the Parties within a reasonable time thereafter.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the day and year first above written.

PURCHASER:

GLOBAL BOATWORKS HOLDINGS, INC.

By:  /s/ Robert Rowe

Name: Robert Rowe

Title: Chief Executive Officer

COMPANY:

R3 SCORE TECHNOLOGIES, INC.

By:   /s/ Teresa Y. Hodge

Name: Teresa Y. Hodge

Title: CEO

By: /s/ Robert Rowe

Name: Robert Rowe, Individually

Solely with respect to his obligations

pursuant to Article 12 hereof

SELLER SIGNATURE PAGE FOLLOWS:

Sellers:

Shareholders Participating in the Initial Closing:

/s/ Teresa Y. Hodge______

/s/ Laurin Leonard _______

Teresa Y. Hodge

Laurin Leonard

/s/ Aliya Rahman _________

/s/ Pamela Keye__________

Aliya Rahman

Pamela Keye

Mission Launch, Inc.

By:/s/Laurin N. Leonard

Name: Laurin N. Leonard

Title: Executive Director

Gilmore & Kandhar

The Innovashion Group

By:/s/_Dorcas Gilmore

By:/s/ Jihan Baker

Name:

Dorcas Gilmore

Name: Jihan Baker

Title: Managing Member

Title: Founder

/s/__________________________

Shelby Carl

Techstars Impact 2018 LLC

Techstars Impact 2018 SPV LLC

By:______________________

By:______________________

Name:

Name:

Title:

Title:

EXHIBIT A

	Shares	Acquisition Shares
Teresa Hodge	9,393,328	40,425,662
Laurin Leonard	9,198,698	39,588,041
Aliya Rahman	2,000,000	8,607,314
Pamela Keye	975,000	4,196,066
Shelby Carl	400,000	1,721,463
Mission: Launch, Inc.	250,000	1,075,914
Gilmore & Khandhar	400,000	1,721,463
The Innovashion Group	400,000	1,721,463
Techstars Impact 2018 LLC	419,669	1,806,111
Techstars Impact 2018 SPV LLC	567,788	2,443,565

Exhibit B

I-Bankers Direct, LLC  $50,000

Vincent Beatty

  $77,500

Durland & Co.

$114,067

Achieve Publishing

   $8,433

Exhibit C

Robert Rowe

Schedule 3.13 Material Contracts

Zero Grocery

AEO Standard

Schedule 5.3

Global Boatworks Capitalization

Issued and Outstanding

2,901,291

Convertible Note Shares

2,310,000

Services Shares (1)

3,700,000

Secured Promissory Note (2)

   176,452

Accrued Compensation/Beatty (3)

   846,972

Accrued Compensation/Rowe (4)

1,065,285

Issued and Outstanding Pre-Closing

11,000,000

(1)

3,700,000 shares of common stock to be issued to consultants for services rendered.

(2)

Oceanside Equities, a Florida limited liability company, will convert $80,000 in principal due under the Secured Promissory Note dated October 25, 2019 into shares of common stock.

(3)

[Vince Beatty/Oceanside Equities] is owed $384,000 in compensation to be converted into shares of common stock.

(4)

Robert Rowe is owed $482,979 in compensation to be converted into shares of common stock.

Schedule 5.14 Purchaser Material Contracts

None